UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 10, 2013

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

333 West San Carlos Street, Suite 1000

San Jose, CA 95110

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.

Item 9.01. Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

Item 1.01.             Entry into a Material Definitive Agreement.

Effective October 10, 2013, PDF Solutions, Inc.  (the “Company”) entered into a second amendment to that certain Office Lease for its headquarters (the “Lease”) with Legacy Partners I Riverpark I LLC (“Legacy”).  The second amendment to the Lease (the “Second Amendment”) modifies certain terms under the Lease to include an additional 2,391 square feet of space as of October 10, 2013 through the term of the Lease, which space will be improved and primarily used as the Company’s device characterization wafer testing lab.  The description set forth in this Current Report on Form 8-K is a summary of certain terms of the Second Amendment and, by its nature, is incomplete.  It is qualified in its entirety by the text of the Second Amendment, which is filed as an exhibit to this Current Report on Form 8-K.  All readers are encouraged to read the entire text of the Second Amendment.

 The initial term under the Second Amendment shall be from its Effective Date through September 30, 2018, with an option to renew as set forth under the Lease. The rental rate for the additional square feet under the Second Amendment is as follows:

Period	Monthly Base Rent	Monthly Rental Rate per Rentable Square Foot
12/1/13 - 11/30/14	$3,945.15	$1.65
12/1/14 – 11/30/15	$4,016.88	$1.68
12/1/15 – 11/30/16	$4,088.61	$1.71
12/1/16 – 11/30/17	$4,160.34	$1.74
12/1/17 – 9/30/18	$4,232.07	$1.77

In addition to rent obligations, the Company will be responsible for certain costs and charges specified in the Second Amendment, including all improvements and certain operating expenses, utility expenses, maintenance and repair costs relating to the additional space, taxes and insurance.

Pursuant to the terms of the Second Amendment, the security deposit for the additional space is $4,232.07 which is added to the Security Deposit held by Legacy under the Lease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC.
(Registrant)

By:	/s/ Gregory C. Walker
Gregory C. Walker
VP, Finance and Chief Financial Officer
(principal financial and accounting officer)

Dated: October 31, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.9	Second Amendment to Office Lease dated October 10, 2013.